                                                                   Exhibit 10.16

                               INDEMNITY AGREEMENT



This Indemnity Agreement is made by and between AirNet Communications Corporation, a Delaware corporation ("Corporation"), with a business address of 3950 Dow Road, Melbourne, Florida 32934 and LASTNAME (the "Indemnitee") with an address of Address1.

WHEREAS, the Indemnitee is a member of the Board of Directors of the corporation and/or of a partially- or wholly-owned subsidiary of the Corporation and/or is duly elected and serving as an officer of the Corporation and/or of a partially- or wholly-owned subsidiary of the Corporation, and in each such capacity is performing valuable services for the benefit of the Corporation; and

WHEREAS, the Indemnitee may from time to time serve as a director or officer of other corporations, partnerships, joint ventures, trusts or other enterprises at the request of the Corporation in order to pursue the Corporation's interests; and

WHEREAS, the Certificate of Incorporation (the "Charter") and the Bylaws (the "Bylaws") (collectively the "Charter Documents") of the Corporation provide for the indemnification of its directors and officers to the maximum extent authorized by the Delaware General Corporation Law, as amended form time to time (the "DGCL"); and

WHEREAS, the By-laws and the DGCL specifically provide that they are not exclusive, and thereby contemplate that contracts or other arrangements may be entered into between the Corporation and members of the Board of Directors and officers of the Corporation and/or its subsidiaries with respect to indemnification of such officials;

WHEREAS, the Board of Directors has approved entering into an indemnification agreement; and

WHEREAS, pursuant to such authorizations, and to induce the Indemnitee to commence or continue his services to the Corporation, the Corporation has agreed to enter into this Agreement with the Indemnitee;

NOW, THEREFORE, in consideration for the Indemnitee's commencing to serve or continued service to the Corporation and/or its subsidiaries after the date hereof, the parties hereto agree as follows:

1.   DEFINITIONS.

     As used herein:

     (a) "Litigation Costs" shall mean all costs, charges and expenses, including, without limitation, bonds, expenses of investigation, fees of experts, travel, lodging and attorneys' fees and expenses, reasonably incurred or contracted for in the investigation, defense or prosecution of or other involvement in any Proceeding and any appeal therefrom, as well as all costs of appeal, attachment and similar bonds.

     (b) "Losses" shall mean the total amount which the Indemnitee becomes legally obligated to pay in connection with any Proceeding, including, without limitation, judgments, penalties, fines, court or investigative costs, amounts paid in settlement, amounts lost or ordered forfeited pursuant to injunctive sanctions, ERISA excise taxes or penalties and all Litigation Costs.

     (c) "Proceeding" shall mean any threatened, pending or completed action, suit, proceeding or investigation whether civil, criminal, administrative or investigative (whether external or internal to the Corporation and/or its subsidiaries and including an action by or in the right of the Corporation and/or its subsidiaries), and whether formal or informal.

2.   INDEMNIFICATION OF INDEMNITEE.

     The Corporation hereby agrees to indemnify the Indemnitee to the full extent authorized or permitted by the provisions of the DGCL as it may be amended from time to time, as well as by any other applicable law authorizing or permitting such indemnification adopted after the date hereof. In the event of any change, after the date of this Agreement, in any applicable law which expands the power of the Corporation to indemnify its directors or officers and/or the directors or officers of its subsidiaries, such changes shall be within the purview of the Indemnitee's rights and the Corporation's obligations hereunder. In the event of any subsequent change in any applicable law which narrows the power of the Corporation to indemnify its directors or officers and/or the directors or officers of its subsidiaries, such changes, to the extent not specifically required by such law, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

3.   ADDITIONAL INDEMNIFICATION.

     Subject only to the exclusions set forth in Paragraph 4 hereof, and in addition to the indemnification obligations set forth in Paragraph 2 hereof, the Corporation hereby further agrees to indemnify the Indemnitee to the fullest extent permitted by law against any and all Litigation Costs and Losses incurred by the Indemnitee in connection with any Proceeding to which the Indemnitee is, was or at any time becomes a party, or is threatened to be made a party or otherwise becomes involved, by reason of the fact that the Indemnitee is, was or at any time becomes a director, officer, employee or agent of the Corporation, and/or its subsidiaries, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; except that the Corporation shall indemnify the Indemnitee in connection with a Proceeding initiated in whole or in part by the Indemnitee (other than any Proceeding initiated by the Indemnitee to enforce any of his indemnification rights as provided in Paragraph 10 hereof) only if such Proceeding, or part thereof, was authorized by the Board of Directors of the Corporation, or its subsidiaries, or such other corporation, partnership, joint venture, trust or other enterprise, as the case may be. The indemnification provided for in this Agreement shall not be deemed exclusive of any rights to which the Indemnitee may be entitled under the DGCL, the Charter Documents or otherwise.

4.   LIMITATIONS ON ADDITIONAL INDEMNIFICATION.

     No amounts of indemnity pursuant to Paragraph 3 shall be paid by the
Corporation:

     (a) To the extent that the aggregate Litigation Costs and Losses in any Proceeding or group of related Proceedings are covered by and have been paid directly to the Indemnitee under any directors' and officers' liability insurance policies purchased and maintained by the Corporation or any of its subsidiaries;

     (b) With respect to remuneration paid to the Indemnitee if it shall be determined by a final judgment or other final non-appealable adjudication in any Proceeding that such remuneration was in violation of law;

     (c) On account of any Proceeding in which a final, non-appealable judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Corporation or any of its subsidiaries in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the so-called "short swing" rule) or any similar provision of any federal, foreign, provincial, state or local law or regulation;

     (d) On account of the Indemnitee's conduct which is finally adjudged, in any Proceeding from which no further right of appeal exists, to have been knowingly fraudulent, deliberately dishonest or willful misconduct;

     (e) If a final, non-appealable decision by a court having jurisdiction over the parties and the subject matter shall determine that such indemnification is not lawful; or

     (f) With respect to any Proceeding involving any claims asserted against the Indemnitee by (i) any former employer of the Indemnitee or (ii) any corporation or other entity for which or through which the Indemnitee ever provided consulting services, whether involving allegations of unfair competition, tortious interference with business relationships, breach of fiduciary or other duty, covenant, agreement or understanding, or otherwise.

5.   CONTINUATION OF INDEMNIFICATION.

     All agreements and obligations of the Corporation contained herein shall continue during the period that the Indemnitee is a director, officer, employee or agent of the corporation, and/or its subsidiaries (or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise) and shall continue thereafter so long as the Indemnitee shall be subject to any possible Litigation Costs or Losses in any Proceeding by reason of the fact that the Indemnitee was a director, officer, employee or agent of the Corporation, or its subsidiaries, or such other corporation, partnership, joint venture, trust or enterprise in any capacity, even though he may have ceased to serve in such capacity at the time a Proceeding is commenced.

6.   NOTIFICATION AND DEFENSE OF CLAIM.

     Promptly after receipt by the Indemnitee of notice of the commencement of any Proceeding, the Indemnitee will, if a claim in respect thereof is to be made against the Corporation under this Agreement, give reasonable notice to the Corporation of the commencement thereof; but the omission to so notify the Corporation will not relieve the Corporation from any liability which it may have to the Indemnitee, unless the Corporation can demonstrate by clear and convincing evidence that it was materially prejudiced by the failure to receive such notice. If at the time of receipt of any such notice the Corporation and/or its subsidiaries, has directors' and officers' liability insurance in effect, the Corporation and/or its subsidiaries, shall give prompt notice of the commencement of such Proceeding to its insurers in accordance with the procedures set forth in such insurance policies. The Corporation and/or its subsidiaries shall thereafter take all necessary or desirable actions to cause such insurers to pay, on behalf of the Indemnitee, all Litigation Costs and Losses in connection with such Proceeding in accordance with the terms of such policies.

     With respect to any such Proceeding in which the Indemnitee becomes involved:

     (a) The Corporation and/or its subsidiaries will become entitled to participate therein at its own expense; and

     (b) Except as otherwise provided below, to the extent that it may wish, the Corporation and/or its subsidiaries may, jointly with any other indemnifying party, assume the defense thereof, with counsel satisfactory to the Indemnitee. After notice from the Corporation or its subsidiaries to the Indemnitee of its election to so assume the defense of such Proceeding, the Corporation shall be liable to the Indemnitee under this Agreement for all Litigation Costs other than attorneys' fees (except as provided below) subsequently incurred by the Indemnitee for personal counsel in connection with the defense thereof. The Indemnitee shall have the right to employ personal counsel in such Proceeding, but the fees and expenses for such counsel incurred after notice from the Corporation or its subsidiaries of its assumption of the defense thereof shall be at the expense of the Indemnitee unless; (i) the employment of counsel by the Indemnitee was previously authorized by the Corporation, (ii) the Indemnitee shall have reasonably concluded (and so notified the corporation in writing) that there may be a conflict of interest between the Corporation and/or its subsidiaries and the Indemnitee in the conduct of the defense of such Proceeding, or (iii) the corporation and/or its subsidiaries shall not in fact have employed counsel to assume the defense of such Proceeding; then in each such event the fees and expenses of the Indemnitee's counsel shall be at the expense of the Corporation. The Corporation and/or its subsidiaries shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation and/or its subsidiaries or as to which the Indemnitee shall have made the conclusion provided for in (ii) above; and

     (c) The Corporation shall not be liable to indemnify the Indemnitee under this Agreement for any Losses paid in settlement of any Proceeding or claim effected without its written consent. The Corporation and/or its subsidiaries shall not settle any Proceeding or claim in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent. Neither the Corporation, nor its subsidiaries, nor the Indemnitee will unreasonably withhold their consent to any proposed settlement. Nothing in this Paragraph is intended to eliminate the requirement that the Indemnitee satisfy the applicable standards of conduct for indemnification required by the DGCL.

7.   NO PRESUMPTIONS.

     The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent shall not of itself create a presumption (i) that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and/or its subsidiaries, or (ii) with respect to any criminal action or proceeding, that the Indemnitee had reasonable cause to believe that his conduct was criminal.


8.   MANDATORY ADVANCEMENT OF EXPENSES.

     At the request of the Indemnitee, Litigation Costs incurred or contracted for by him in any Proceeding shall be paid by the Corporation on a continuing and current basis, in advance of the final disposition of such Proceeding, with the undertaking, which the Indemnitee hereby makes, that, if it shall ultimately be determined, as provided in Paragraphs 9 and 10, that the Indemnitee is not entitled to be indemnified or is not entitled to be fully indemnified, the Indemnitee shall repay to the Corporation the amount, or appropriate portion thereof, so advanced, without interest. The advancement and current payment of Litigation Costs by the Corporation shall be made within 20 days after receipt by the Corporation of the Indemnitee's written request therefor.

9.   REPAYMENT OF EXPENSES.

     The Indemnitee agrees that he will reimburse the Corporation for all Litigation Costs paid by the Corporation and/or its subsidiaries to or on behalf of the Indemnitee in connection with any Proceeding in which the Indemnitee is involved in the event and only to the extent that (i) it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation for such Litigation Costs under the provisions of the DGCL, the Charter Documents or this Agreement; or (ii) the Indemnitee is awarded and is paid his Litigation Costs during the course of or as a result of such Proceeding.

10.  PROCEDURE.

     Indemnification hereunder shall be made promptly by the Corporation and in any event within 60 days following its receipt of the Indemnitee's written request therefore, except in the case of a claim for the advancement of Litigation Costs pursuant to Paragraph 8, in which case the applicable period shall be 20 days. If any such indemnification claim or request for the advancement of Litigation Costs is not paid in full within such 60 or 20 day period, as the case may be, the Indemnitee may at any time thereafter bring an action against the Corporation to recover the unpaid amount of such claim. If successful in whole or in part in any such action or in the defense of an action brought by the Corporation and/or its subsidiaries to recover an advancement of Litigation Costs pursuant to the Indemnitee's undertaking contained herein, the Indemnitee shall be entitled also to be paid all of his expenses of prosecuting or defending any such action. In (i) any action brought by the Indemnitee to enforce a right to indemnification hereunder (but not in an action brought by the Indemnitee to enforce a right to an advancement of Litigation Costs) it shall be a defense, and (ii) in any action by the corporation and/or its subsidiaries to recover an advancement of Litigation Costs, the Corporation and/or its subsidiaries shall be entitled to recover such advances, upon an adjudication by a court of competent jurisdiction that the Indemnitee has not met the standards of conduct applicable under the DGCL, the Charter Documents or this Agreement that make it permissible for the Corporation to indemnify the Indemnitee for the amount claimed; but the burden of proving such defense shall be on the Corporation, and the Indemnitee shall be entitled to receive interim payments of Litigation Costs pursuant to Paragraph 8 unless and until such defense is finally adjudicated in favor of the Corporation and/or its subsidiaries by court order or judgment from which no further right of appeal exists. It is the parties' intent that if the Corporation contests the Indemnitee's right to indemnification, this issue shall be for a court of competent jurisdiction to decide, and neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standards of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the Indemnitee has not met such applicable standards of conduct, shall create a presumption that the Indemnitee has not met the applicable standards of conduct or, in the case of such an action brought by the Indemnitee, be a defense to such action. In any action brought by the Indemnitee to enforce a right hereunder, or by the Corporation and/or its subsidiaries to recover an advancement of Litigation Costs hereunder, the burden of proving that the Indemnitee is not entitled to be indemnified or to such advancement of Litigation Costs shall be on the Corporation.

11.  AGREEMENT TO SERVE.

     The Corporation expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereunder in order to induce the Indemnitee to commence service as or to continue to serve as a director and/or officer of the Corporation and/or one of its partially- or wholly-owned subsidiaries and acknowledges that the Indemnitee is relying upon this Agreement in agreeing to commence service in or to continue to serve in each such capacity, as the case may be.

12.  GENERAL TERMS.

     (a) NOTICE. Any notice required or desired to be given hereunder relating to this Agreement shall be effective if in writing, and delivered personally or mailed certified first class mail, with return receipt requested, to a party at the address for such party previously set forth in this Agreement or to such other address as a party may specify by written notice to the other party similarly given.

     (b) BENEFIT. This Agreement and the rights and obligations contained herein shall be binding upon and inure to the benefit of the Corporation, it successors and assigns, and upon the Indemnitee, his legal representatives, heirs and distributes.

     (c) WAIVER. A waiver by either party of a breach of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     (d) SEVERABILITY. Nothing in this Agreement is intended to require or shall be construed as requiring the corporation and/or its subsidiaries to do or fail to do any act in violation of applicable law. The Corporation's inability, pursuant to court order, to perform its obligations hereunder shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify the Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

     (e) APPLICABLE LAW. This Agreement shall be construed by and enforced in accordance with the laws of the State of Delaware.

     (f) HEADINGS. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     (g) AMENDMENT. This Agreement may not be altered, amended or terminated except by an instrument in writing signed by both parties hereto.

     (h) GENDER. In this Agreement, all references to the masculine gender shall include the feminine gender and all references to the feminine gender shall include the masculine gender.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the __ day of __________________.


INDEMNITEE:                            AIRNET COMMUNICATIONS CORPORATION

______________________________         By:  __________________________________
LastName
                                       Print Name:  ___________________________

                                       Title:  _________________________________